Exhibit 99(d)(7)

AMAYA GAMING GROUP INC.

(the “Corporation”)

and

CANACCORD GENUITY CORP.

(“Canaccord Genuity”)

and

COMPUTERSHARE TRUST COMPANY OF CANADA

(the “Special Warrant Agent”)

SPECIAL WARRANT INDENTURE

Providing for the Issue of Special Warrants

Dated as of January 17, 2012

TABLE OF CONTENTS

1. INTERPRETATION	2

1.1 Definitions	2
1.2 Gender and Number	6
1.3 Headings, Etc.	6
1.4 Day not a Business Day	6
1.5 Time of the Essence	6
1.6 Monetary References	7
1.7 Applicable Law	7

2. THE SPECIAL WARRANTS	7

2.1 Creation and Issue of Special Warrants	7
2.2 Payment Acknowledgement	7
2.3 Form and Terms of Special Warrants	8
2.4 Form of Special Warrant Certificates	8
2.5 Book Entry Only Special Warrants	8
2.6 Special Warrant Certificates	11
2.7 Execution of Special Warrant Certificates	13
2.8 Certification by Special Warrant Agent	13
2.9 Special Warrants to Rank Pari Passu	14
2.10 Issue in Substitution for Lost Certificates, Etc.	14
2.11 Cancellation of Surrendered Special Warrants	14
2.12 Special Warrantholder not a Shareholder	14

3. REGISTRATION, TRANSFER AND OWNERSHIP OF SPECIAL WARRANTS AND EXCHANGE OF SPECIAL WARRANT CERTIFICATES	15

3.1 Registration and Transfer of Special Warrants	15
3.2 Exchange of Special Warrant Certificates	17
3.3 Charges for Transfer or Exchange	17
3.4 Ownership of Special Warrants	17

4. CONVERSION OF SPECIAL WARRANTS	18

4.1 Deemed Conversion of Special Warrants	18
4.2 Effect of Conversion	18
4.3 No Fractional Units	19
4.4 Recording	19
4.5 Securities Restrictions	20

( i )

5. DEPOSIT OF PROCEEDS AND CANCELLATION OF SPECIAL WARRANTS	22

5.1 Deposit of Proceeds in Trust	22
5.2 Cancellation of Special Warrants	22

6. INVESTMENT OF PROCEEDS AND PAYMENT OF INTEREST	22

6.1 Escrowed Proceeds to be Placed in Escrow	22
6.2 Investment of Escrowed Subscription Funds	22
6.3 Segregation of Escrowed Subscription Funds and Earned Interest	23
6.4 No Liability	23

7. RELEASE OF PROPERTY	23

7.1 Delivery of Release Notice	23
7.2 Automatic Exchange and Release of Funds	24

8. TERMINATION	25

8.1 Termination if the Release Conditions are Not Satisfied	25
8.2 Termination of this Indenture	26

9. RIGHTS OF THE CORPORATION AND COVENANTS	26

9.1 Optional Purchases by the Corporation	26
9.2 General Covenants	26
9.3 Special Warrant Agent’s Remuneration and Expenses	27
9.4 Performance of Covenants by Special Warrant Agent	27
9.5 Enforceability of Special Warrants	27
9.6 Contractual Right of Action for Rescission	27

10. ENFORCEMENT	28

10.1 Suits by Registered Special Warrantholders	28
10.2 Suits by the Corporation	28
10.3 Immunity of Shareholders, Etc.	28
10.4 Waiver of Default	28

11. MEETINGS OF REGISTERED SPECIAL WARRANTHOLDERS	29

11.1 Right to Convene Meetings	29
11.2 Notice	29
11.3 Chairman	30
11.4 Quorum	30
11.5 Power to Adjourn	30

( ii )

11.6 Show of Hands	30
11.7 Poll and Voting	31
11.8 Regulations	31
11.9 Corporation and Special Warrant Agent May be Represented	32
11.10 Powers Exercisable by Extraordinary Resolution	32
11.11 Meaning of Extraordinary Resolution	33
11.12 Powers Cumulative	34
11.13 Minutes	34
11.14 Instruments in Writing	35
11.15 Binding Effect of Resolutions	35

12. SUPPLEMENTAL INDENTURES	35

12.1 Provision for Supplemental Indentures for Certain Purposes	35
12.2 Successor Entities	36

13. CONCERNING THE SPECIAL WARRANT AGENT	36

13.1 Rights and Duties of Special Warrant Agent	36
13.2 Evidence, Experts and Advisers	37
13.3 Documents, Monies, etc. Held by Special Warrant Agent	38
13.4 Actions by Special Warrant Agent to Protect Interest	39
13.5 Special Warrant Agent Not Required to Give Security	39
13.6 Protection of Special Warrant Agent	39
13.7 Replacement of Special Warrant Agent; Successor by Merger	40
13.8 Conflict of Interest	41
13.9 Acceptance of Agency	41
13.10 Special Warrant Agent Not to be Appointed Receiver	42
13.11 Special Warrant Agent Not Required to Give Notice of Default	42
13.12 Anti-Money Laundering	42
13.13 Compliance with Privacy Code	43
13.14 Securities Exchange Commission Certification	43

14. GENERAL	43

14.1 Notice to the Corporation and the Special Warrant Agent	43
14.2 Notice to Registered Special Warrantholders	45
14.3 Ownership of Special Warrants	45
14.4 Counterparts	46
14.5 Provisions of Indenture and Special Warrants for the Sole Benefit of Parties and Registered Special Warrantholders	46
14.6 Severability	46
14.7 Force Majeure	46
14.8 Assignment, Successors and Assigns	46

( iii )

SCHEDULES

SCHEDULE “A” ESCROW RELEASE NOTICE	I

SCHEDULE “B” SPECIAL WARRANT CERTIFICATE	III

SCHEDULE “C” FORM OF DECLARATION FOR REMOVAL OF LEGEND	VIII

SCHEDULE “D” APPROVED BANKS	IX

SCHEDULE “E” FORM OF DIRECTION	X

( iv )

SPECIAL WARRANT INDENTURE

THIS SPECIAL WARRANT INDENTURE is dated as of January 17, 2012.

BETWEEN:	AMAYA GAMING GROUP INC., a corporation governed by the laws of the Province of Quebec (the “Corporation”)

AND:	COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada and authorized to carry on business in all provinces of Canada (the “Special Warrant Agent”)

AND:	CANACCORD GENUITY CORP., a corporation governed by the laws of the Province of Ontario (“Canaccord Genuity”)

WHEREAS the Corporation has entered into an underwriting agreement with the Underwriters as of the date hereof (the “Underwriting Agreement”) pursuant to which it has agreed to issue 25,000 Special Warrants at the Issue Price (as hereinafter defined) on the date hereof for aggregate gross proceeds of $25,000,000 (the “Offering”), the proceeds of which will be used to fund the proposed acquisition of more than 50% controlling interest in the voting securities of CryptoLogic Limited (the “Acquisition”);

WHEREAS the Corporation has granted to the Underwriters under the terms of the Underwriting Agreement, an option (the “Over-Allotment Option”) to purchase up to 3,750 additional Special Warrants of the Corporation at the Issue Price, on the same terms and conditions set out herein, exercisable any time, in whole or in part in the sole discretion of the Underwriters, up to 30 days from and including the closing date of the Offering;

WHEREAS the gross proceeds from the Offering together with 50% of the Cash Commission (as hereinafter defined) will be deposited in escrow pursuant to the terms of this Indenture, to be released upon the occurrence of the Release Event, as set forth in this Indenture;

WHEREAS subject to the occurrence of the Release Event and on the earlier of the Qualification Date and the date that is four months and one day following the closing date of the Offering, each holder of a Special Warrant will be entitled to receive, without payment of additional consideration, one Unit which will separate immediately upon issuance into a Convertible Debenture and 50 Warrants;

WHEREAS in the event that the Corporation has not obtained a receipt for the Qualification Prospectus on or before March 31, 2012, each Special Warrant shall thereafter entitle the holder to receive upon deemed exercise, for no additional consideration, 1.1 Convertible Debentures (an additional 0.1 of a Convertible Debenture) and 55 Warrants (an additional 5 Warrants) (collectively, the “Penalty Securities”), subject to Section 4.3 hereof;

WHEREAS all acts and deeds necessary have been done and performed to make the Special Warrants, when created and issued as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits and subject to the terms of this Indenture;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Special Warrant Agent;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation hereby appoints the Special Warrant Agent as special warrant agent to hold the rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Special Warrants issued pursuant to this Indenture and the parties hereto agree as follows:

1.	INTERPRETATION

1.1	Definitions

In this Indenture and in the Special Warrant Certificates, unless there is something in the subject matter or context inconsistent therewith:

“Acquisition” has the meaning set forth in the preamble;

“Applicable Legislation” means any statute of Canada or of a province thereof, and the regulations under any such named or other statute, relating to trust indentures or to the rights, duties and obligations of trustees under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

“Authenticated” means (a) with respect to the issuance of a Special Warrant Certificate, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized officer of the Special Warrant Agent, (b) with respect to the issuance of an Uncertificated Special Warrant, one in respect of which the Special Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Special Warrant as required by Section 2.4 are entered in the register of holders of Special Warrants, “Authenticate” has the appropriate correlative meaning;

“Authorized Investments” means short term interest bearing of discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an affiliate or related party of the Special Warrant Agent) provided that such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service;

“Book Entry Only Participants” means institutions that participate directly or indirectly in the Depository’s book entry registration system for the Special Warrants;

“Book Entry Only Special Warrants” means Special Warrants that are to be held only by or on behalf of the Depository;

“Business Day” means any day other than Saturday, Sunday or a statutory or civic holiday, or any other day on which the banks are open for business in the Province of Quebec and the Province of Ontario;

“Canaccord Genuity” means Canaccord Genuity Corp.;

“Cash Commission” means 4.5% of the gross proceeds of the Offering payable in cash to the Underwriters in accordance with the terms of the Underwriting Agreement;

“CDS Global Special Warrants” means Special Warrants representing all or a portion of the aggregate number of Special Warrants issued in the name of the Depository represented by an Uncertificated Special Warrant, or if requested by the Depository or the Corporation, by a Special Warrant Certificate;

“Certificated Special Warrant” means a Special Warrant evidenced by a writing or writings substantially in the form of Schedule “B”, attached hereto;

“Closing Date” means at 8:00 a.m. (Montreal time) on or about January 17, 2012 or such other dates as the Corporation and the Underwriters shall mutually determine;

“Common Shares” means fully paid and non-assessable common shares of the Corporation as presently constituted;

“Conversion Date” means date the Special Warrants are converted into the Underlying Securities;

“Convertible Debentures” means the $1,000 par value of convertible unsecured subordinated debentures to be issued by the Corporation pursuant to the terms of a debenture indenture entered into as of the date hereof between the Corporation and the Special Warrant Agent, acting as debenture agent;

“Corporation” means Amaya Gaming Group Inc., and includes any successor corporation to or of the Corporation;

“Counsel” means a barrister or solicitor or a firm of barristers and solicitors counsel for the Corporation;

“Depository” means CDS Clearing and Depository Services Inc. or such other Person as is designated in writing by the Corporation to act as depository in respect of the Special Warrants;

“Effective Date” means the date upon which the Special Warrants are issued, being the date hereof;

“Escrowed Proceeds” means the Offering Proceeds and any interest earned thereon to be placed in escrow in accordance with the terms hereof;

“Extraordinary Resolution” has the meaning attributed thereto in Section 11.11;

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Special Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Special Warrant Agent;

“Issue Price” means a price of $1,000 per Special Warrant;

“Offering Proceeds” means the gross proceeds from the sale of the Special Warrants less an amount equal to 50% of the Cash Commission and Canaccord Genuity’s expenses in connection with the Offering;

“Offering” has the meaning set forth in the preamble;

“Over-Allotment Option” has the meaning set forth in the preamble;

“Penalty Securities” has the meaning set forth in the preamble;

“Person” means an individual, body corporate, partnership, trust, warrant agent, executor, administrator, legal representative or any unincorporated organization;

“Qualification Date” means the date upon which a final receipt is obtained from the Autorité des marchés financiers (Québec) in respect of the Qualification Prospectus;

“Qualification Deadline” means 4:59 p.m. (Montreal time) on May 18, 2012;

“Qualification Prospectus” means the final short form prospectus of the Corporation qualifying the distribution of the Convertible Debentures and Warrants in the Qualifying Jurisdictions, including any Penalty Securities if applicable;

“Qualifying Jurisdictions” means each of the provinces of Canada where the Special Warrants are sold;

“Registered Special Warrantholders” means the persons who are registered owners of Special Warrants as such names appear on the register, and for greater certainty, shall include the Depository as well as the holders of Uncertificated Special Warrants appearing on the register of the Special Warrant Agent;

“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

“Release Conditions” means (i) the satisfaction or waiver of all conditions to the completion of the Acquisition on terms previously disclosed to or otherwise reasonably acceptable to Canaccord Genuity; and (ii) the Corporation together with Canaccord Genuity, on behalf of the Underwriters shall have delivered to the Escrow Agent a joint notice confirming that (i) has been satisfied. As a condition precedent to the execution of the joint notice contemplated in (ii) above by Canaccord Genuity, the Chief Executive Officer of the Corporation shall have delivered to Canaccord Genuity a certification that (i) has been satisfied;

“Release Deadline” means 5:00 p.m. (Montreal Time) on April 30, 2012 provided that if such date is not a Business Day, it shall mean the next Business Day immediately following such date, as it may be extended for an additional 30 days by the Corporation with the consent of the Canaccord Genuity;

“Release Event” means the satisfaction of the Release Conditions prior to the Release Deadline;

“Release Notice” means a notice in the form of Schedule “A” attached hereto;

“SEC” means the U.S. Securities and Exchange Commission;

“Special Warrant Agent” means Computershare Trust Company of Canada including its successors and assigns;

“Special Warrant Certificate” means a certificate representing one or more Special Warrants substantially in the form of the certificate attached hereto as Schedule “B”;

“Special Warrantholder” or “holders” means the persons for the time being entered in a register of holders described in Section 3.1 hereof as holders of Special Warrants;

“Special Warrantholders’ Request” means an instrument, signed in one or more counterparts by Special Warrantholders who hold in the aggregate not less than 10% of the total number of Special Warrants then outstanding, requesting the Special Warrant Agent to take some action or proceeding specified therein;

“Special Warrants” means the special warrants created and issued pursuant to Section 2.1 hereof and authorized for issue hereunder and represented by Special Warrant Certificates issued and certified in accordance with the provisions hereof and that have not at the particular time expired, been purchased by the Corporation or converted into Units;

“this Indenture”, “hereto”, “hereunder”, “hereof”, “herein”, “hereby” and similar expressions mean or refer to this Special Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto, and the expressions “article”, “section”, “subsection”, “paragraph”, “subparagraph”, “clause” and “subclause” followed by a number mean the specified article, section, subsection, paragraph, subparagraph, clause or subclause of this Indenture;

“U.S. Person” means a U.S. person, as that term is defined in Rule 902(k) of Regulation S;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Uncertificated Special Warrants” means any Special Warrant which is not a Certificated Special Warrant;

“Underlying Securities” means the Convertible Debentures and the Warrants;

“Underwriters” means Canaccord Genuity, Desjardins Securities Inc. and Union Securities Ltd.;

“Underwriting Agreement” has the meaning set forth in the preamble;

“Unit” means a unit of the Corporation to be issued upon deemed exercise of the Special Warrants consisting, as the case may be, of 50 Warrants and one Convertible Debenture if the Qualification Date occurs before March 31, 2012 or of 55 Warrants and 1.1 Convertible Debentures if the Qualification Date occurs after March 31, 2012;

“United States” means the United States, as that term is defined in Rule 902(1) of Regulation S;

“Warrants” means each Common Share purchase warrant of the Corporation to be issued by the Corporation pursuant to the terms of a warrant indenture; and

“Written Order of the Corporation” means a written order signed in the name of the Corporation by any director or officer of the Corporation or by any other individual to whom such signing authority is delegated by the directors from time to time, and may consist of one or more instruments so executed respectively.

1.2	Gender and Number

Words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa.

1.3	Headings, Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Special Warrants.

1.4	Day not a Business Day

If any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice shall be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence

Time shall be of the essence of this Indenture.

1.6	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.7	Applicable Law

This Indenture, the Special Warrants, the Special Warrant Certificates and the Uncertificated Special Warrants (including all documents relating thereto, which by common accord have been and will be drafted in English) shall be construed in accordance with the laws of the Province of Quebec and the federal laws applicable therein and shall be treated in all respects as contracts. Each of the parties hereto, which shall include the Special Warrantholders, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Quebec with respect to all matters arising out of this Indenture and the transactions contemplated herein.

2.	THE SPECIAL WARRANTS

2.1	Creation and Issue of Special Warrants

A maximum of 28,750 Special Warrants are hereby created and authorized to be issued in accordance with the terms and conditions hereof. By written order of the Corporation, the Special Warrant Agent shall deliver Special Warrant Certificates to Registered Special Warrantholders and record the name of the Registered Special Warrantholders on the Special Warrant register. Registration of interests in Special Warrants held by the Depository may be evidenced by a position appearing on the register for Special Warrants of the Special Warrant Agent for an amount representing the aggregate number of such Special Warrants outstanding from time to time.

2.2	Payment Acknowledgement

2.2.1	The Special Warrant Agent will acknowledge by a separate receipt the wire transfer, bank draft or certified cheque from the Underwriters, on behalf of each of the Special Warrantholders of the Offering Proceeds and confirms that such funds have been deposited in a segregated account in the name of the Special Warrant Agent designated as the “Amaya Gaming Group Inc.—Special Warrants” or as otherwise directed by the Corporation and the Underwriters and will be used, invested and segregated in accordance with Article 6 hereof.

2.2.2	The Corporation hereby acknowledges that all amounts received by the Special Warrant Agent pursuant to Section 2.2.1 in accordance with the Corporation’s direction to the Underwriters, represents payment in full by the Special Warrantholders of the aggregate Issue Price for the Special Warrants and irrevocably directs the Special Warrant Agent to retain the amounts referred to in Section 2.2.1 in accordance with the terms of this Indenture pending payment of such amounts in accordance with the terms of this Indenture.

2.3	Form and Terms of Special Warrants

2.3.1	Each Special Warrant constitutes an agreement between the Corporation and the holder thereof pursuant to which the provisions of Article 7 hereof shall apply if the Release Conditions are satisfied prior to the Release Deadline and the provisions of Article 8 hereof shall apply if the Release Conditions are not satisfied prior to the Release Deadline.

2.3.2	Upon receipt by the Special Warrant Agent of the Offering Proceeds, the Special Warrants shall be issued and the right, title and interest in and to, and ownership of, each Special Warrant will be represented by a Special Warrant Certificate issued to and registered as directed in a Written Order of the Corporation.

2.3.3	Special Warrants sold within the United States or to a U.S. Person shall be represented by one or more Special Warrant Certificates in certificated form issued and registered in accordance with the provisions of Sections 2.6 and 4.5 hereof.

2.3.4	All Special Warrant Certificates (including replacements issued in accordance with this Indenture) shall be substantially in the form of Schedule “B” hereto and shall bear such distinguishing letters and numbers as the Corporation and the Special Warrant Agent may prescribe.

2.3.5	No fractional Special Warrant shall be issued.

2.4	Form of Special Warrant Certificates

The Special Warrants may be issued in both certificated and uncertificated form. All Special Warrants issued in certificated form shall be evidenced by the Special Warrant Certificate and will be substantially in the form of the certificate attached hereto as Schedule “B”, will be dated as of the Effective Date, will bear such distinguishing letters and numbers as the Corporation, with the approval of the Special Warrant Agent, may prescribe and such legends as permitted under this Indenture and will be issuable in any whole number denomination. All Special Warrants issued to the Depository may be either in uncertificated form being evidence by a book position on the register of Special Warrantholders to be maintained by the Special Warrant Agent in accordance with Section 2.5.

2.5	Book Entry Only Special Warrants

2.5.1

Reregistration of beneficial interests in and transfers of Special Warrants held by the Depository shall be made only through the book entry registration system and no Special Warrant Certificates shall be issued in respect of such Special Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by a Depository, as determined by the Corporation, from time to time. Except as provided in this Section 2.5, owners of beneficial interests in any CDS Global Special Warrants shall not be entitled to have Special Warrants registered in their names and shall not receive or be entitled to receive Special Warrants in definitive form or to have their names appear in the register. Notwithstanding any terms set out herein, Special Warrants having any legend set forth in Section 2.6 herein and held in the name of the Depository may only be held in the form of Uncertificated Special Warrants with the prior consent of the Special Warrant Agent.

2.5.2	Notwithstanding any other provision in this Indenture, no CDS Global Special Warrants may be exchanged in whole or in part for Special Warrants registered, and no transfer of CDS Global Special Warrants in whole or in part may be registered, in the name of any Person other than the Depository for such CDS Global Special Warrants or a nominee thereof unless:

a)	the Depository notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with the Book Entry Only Special Warrants and the Corporation is unable to locate a qualified successor;

b)	the Corporation determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the CDS Global Special Warrants and the Corporation is unable to locate a qualified successor;

c)	the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor;

d)	the Corporation determines that the Special Warrants shall no longer be held as Book Entry Only Special Warrants through the Depository;

e)	such right is required by Applicable Law, as determined by the Corporation and the Corporation’s Counsel; or

f)	the Special Warrant is to be Authenticated to or for the account or benefit of a person in the United States or a U.S. Person;

following which Special Warrants for those holders requesting such shall be issued to the beneficial owners of such Special Warrants or their nominees as directed by the holder. The Corporation shall provide an Officer’s Certificate giving notice to the Special Warrant Agent of the occurrence of any event outlined in this Section 2.5.2.

2.5.3

Subject to the provisions of this Section 2.5, any exchange of CDS Global Special Warrants for Special Warrants which are not CDS Global Special Warrants may be made in whole or in part in accordance with the provisions of Section 3.2 mutatis mutandis. All such Special Warrants issued in exchange for a CDS Global Special Warrant or any portion thereof shall be registered in such names as the Depository for such CDS Global Special Warrants shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to CDS Global Special Warrants) as the CDS Global Special Warrants or portion thereof surrendered upon such exchange.

2.5.4	Every Special Warrant Authenticated upon registration or transfer of a CDS Global Special Warrant, or in exchange for or in lieu of a CDS Global Special Warrant whether pursuant to this Section 2.5, or otherwise, shall be Authenticated in the form of, and shall be, a CDS Global Special Warrant, unless such Special Warrant is registered in the name of a person other than the Depository for such CDS Global Special Warrant or a nominee thereof.

2.5.5	Notwithstanding anything to the contrary in this Indenture, subject to Applicable Law, the CDS Global Special Warrant will be issued as an Uncertificated Special Warrant, unless otherwise requested in writing by the Depositary or the Corporation.

2.5.6	The rights of beneficial owners of Special Warrants who hold securities entitlements in respect of the Special Warrants through the book entry registration system shall be limited to those established by applicable law and agreements between the Depository and the Book Entry Only Participants and between such Book Entry Only Participants and the beneficial owners of Special Warrants who hold securities entitlements in respect of the Special Warrants through the book entry registration system, and such rights must be exercised through a Book Entry Only Participant in accordance with the rules and procedures of the Depository.

2.5.7	Notwithstanding anything herein to the contrary, neither the Corporation nor the Special Warrant Agent nor any agent thereof shall have any responsibility or liability for:

a)	the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Special Warrants or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Special Warrant represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

b)	maintaining, supervising or reviewing any records of the Depository or any Book Entry Only Participant relating to any such interest; or

c)	any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Only Participant.

2.5.8	The Corporation may terminate the application of this Section 2.5 in its sole discretion in which case all Special Warrants shall be evidenced by Special Warrant Certificates registered in the name of a Person or Persons other than the Depository.

2.6	Special Warrant Certificates

2.6.1	The Special Warrant Certificates may be engraved, lithographed or printed (the expression “printed” including for purposes hereof both original typewritten material as well as mimeographed, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as the Corporation may determine.

2.6.2	The Special Warrants have not, at the date hereof, been qualified for sale by prospectus under applicable securities laws. Each Special Warrant Certificate issued before the occurrence of the Qualification Date or the Qualification Deadline shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE EFFECTIVE DATE].”

2.6.3	Each Special Warrant Certificate issued before the occurrence of the Qualification Date or the Qualification Deadline, if applicable under TSX Venture Exchange policies, shall bear the following legend:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE EFFECTIVE DATE].”

2.6.4	The Special Warrants have not been and will not be registered under the U.S. Securities Act or under any United States state securities laws. Each Special Warrant Certificate originally issued in the United States or for the account or benefit of a U.S. Person and each Special Warrant Certificate issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legends or such variations thereof as the Corporation may prescribe from time to time:

“THIS SPECIAL WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES. THIS SPECIAL WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SPECIAL WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS SPECIAL WARRANT MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

provided, that if any of the Special Warrants are being sold under clause (B) above, at a time when the Corporation is a “foreign issuer” as defined in Rule 902 of Regulation S the legend set forth above may be removed by providing a declaration to the Corporation and its transfer agent in the form attached hereto as Schedule “C” (or as the Corporation may from time to time prescribe), and provided that the Corporation may at any time rescind this procedure for the removal of restrictive legends if it determines that this procedure no longer complies with applicable legal requirements;

provided further, that if any of the Special Warrants are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to the Corporation’s transfer agent of an opinion satisfactory to the Corporation to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

The Special Warrant Agent shall be entitled to request any other documents that it may require in accordance with its internal policies for the removal of the legend set forth above.

2.6.5	Notwithstanding any other provisions of this Indenture, in processing and registering transfers of Special Warrants, no duty or responsibility whatsoever shall rest upon the Special Warrant Agent to determine the compliance by any transferor or transferee with the terms of the legend contained in Section 2.6.4, or with the relevant securities laws or regulations, including, without limitation, Regulation S, and the Special Warrant Agent shall be entitled to assume that all transfers are legal and proper.

2.6.6	The Special Warrant Agent agrees to use its reasonable best efforts to remove the U.S. legend within three Business Days (excluding weekends and holidays) of receipt of documentation acceptable to the Corporation in respect thereof.

2.6.7	Each Special Warrant shall entitle the holder thereof to such other rights and privileges which are set forth in this Indenture.

2.7	Execution of Special Warrant Certificates

2.7.1	The Special Warrant Certificates shall be signed by any one officer of the Corporation or any one director or by any other individual to whom such signing authority is delegated by the directors from time to time.

2.7.2	The signature of any officer of the Corporation or director or any individual referred to in Section 2.7.1 hereof may be a manual signature, engraved, lithographed or printed in facsimile and Special Warrant Certificates bearing such facsimile signature will, subject to Section 2.8 hereof, be binding on the Corporation as if they had been manually signed by such officer of the Corporation or director or individual.

2.7.3	Notwithstanding that any individual whose manual or facsimile signature appears on a Special Warrant Certificate as one of the officers of the Corporation or directors referred to in Section 2.7.1 hereof no longer holds the same or any other office with, or is no longer a director of, the Corporation at the date of issue of any Special Warrant Certificate or at the date of certification or delivery thereof, such Special Warrant Certificate will, subject to Section 2.8 hereof, be valid and binding on the Corporation.

2.8	Certification by Special Warrant Agent

2.8.1	No Special Warrant Certificate will be issued or, if issued, will be valid or entitle the holder to the benefits hereof until it has been certified by manual signature by or on behalf of the Special Warrant Agent substantially in the form of the certificate attached hereto as Schedule “B” or in such other form as may be approved by the Special Warrant Agent including uncertificated form. The certification by the Special Warrant Agent on a Special Warrant Certificate will be conclusive evidence as against the Corporation that such Special Warrant Certificate has been issued hereunder and that the holder thereof is entitled to the benefits hereof.

2.8.2	The certification by the Special Warrant Agent on any Special Warrant Certificate issued hereunder will not be construed as a representation or warranty by the Special Warrant Agent as to the validity of this Indenture, such Special Warrant Certificate (except the due certification thereof) or as to the performance by the Corporation of the obligations thereof under this Indenture, and the Special Warrant Agent shall in no respect be liable or answerable for the use made of any Special Warrant Certificate or of the consideration therefor, except as otherwise specified herein.

2.9	Special Warrants to Rank Pari Passu

All Special Warrants will rank pari passu, whatever may be the actual dates of issue of the Special Warrant Certificates by which they are represented.

2.10	Issue in Substitution for Lost Certificates, Etc.

2.10.1	If any Special Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and to Section 2.10.2 hereof, will issue, and thereupon the Special Warrant Agent will certify and deliver, a new Special Warrant Certificate of like denomination and tenor and bearing the applicable legends as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of such mutilated certificate or in lieu of and in substitution for such lost, destroyed or stolen certificate and the Special Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Special Warrants issued or to be issued hereunder.

2.10.2	The applicant for the issue of a new Special Warrant Certificate pursuant to this Section 2.10 shall bear the reasonable cost of the issue thereof and, in the case of loss, destruction or theft, shall as a condition precedent to the issue thereof:

a)	furnish to the Corporation and to the Special Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate to be replaced as is satisfactory to the Corporation and to the Special Warrant Agent in their discretion, acting reasonably;

b)	if so requested, furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and to the Special Warrant Agent in their discretion, acting reasonably; and

c)	if so requested, pay the reasonable charges of the Corporation and the Special Warrant Agent in connection therewith.

2.11	Cancellation of Surrendered Special Warrants

All Special Warrant Certificates surrendered to the Special Warrant Agent in accordance with the provisions of this Indenture will be cancelled by the Special Warrant Agent and, if requested in writing by the Corporation, the Special Warrant Agent will furnish the Corporation with a cancellation certificate identifying each Special Warrant Certificate so cancelled and the number of Special Warrants represented thereby.

2.12	Special Warrantholder not a Shareholder

Except as may be specifically provided herein, nothing in this Indenture or in the holding of a Special Warrant represented by a Special Warrant Certificate, or otherwise, shall, in itself, be construed as conferring on any Special Warrantholder any right or interest whatsoever as a shareholder of the Corporation, including but not limited to any right to vote at, to receive notice of, or to attend, any meeting of shareholders.

3.	REGISTRATION, TRANSFER AND OWNERSHIP OF SPECIAL WARRANTS AND EXCHANGE OF SPECIAL WARRANT CERTIFICATES

3.1	Registration and Transfer of Special Warrants

3.1.1	The Corporation will cause to be kept by the Special Warrant Agent at the principal office in Montreal and at the branch office in Toronto of the Special Warrant Agent:

a)	a register of holders in which shall be entered the names and addresses of the holders of Special Warrants and particulars of the Special Warrants held by them; and

b)	register of transfers in which all transfers of Special Warrants and the date and other particulars of each transfer shall be entered.

3.1.2	Subject to Section 3.1.3, no transfer of any Special Warrant will be valid unless entered on the register of transfers referred to in Section 3.1.1 hereof, or on any branch register maintained pursuant to Section 3.1.8 hereof, upon (a) in the case of a Special Warrant Certificate, surrendering to the Special Warrant Agent the Special Warrant Certificates representing the Special Warrants to be transferred together with a duly executed transfer form in substantially the form attached to the Special Warrant Certificate executed by the registered holder or the executors, administrators or other legal representatives thereof or the attorney thereof duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Special Warrant Agent, acting reasonably, (b) in the case of Book Entry Only Special Warrants, in accordance with procedures prescribed by the Depository under the book entry registration system, (c) in the case of Uncertificated Special Warrants, surrendering to the Special Warrant Agent, a duly executed transaction instruction from the holder (or such other instructions, in form satisfactory to the Special Warrant Agent), and (d) upon compliance with such requirements and such other reasonable requirements as the Special Warrant Agent may prescribe, such transfer will be duly noted on one of such registers by the Special Warrant Agent.

3.1.3

If the Special Warrant Certificate surrendered pursuant to Section 3.1.2 hereof bears the legend set forth in Section 2.6.4 hereof and the holder thereof is selling Special Warrants represented thereby in compliance with the requirements of Rule 144 under the U.S. Securities Act, such legend may be removed by delivery to the Special Warrant Agent and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws. A Special Warrant may also be transferred otherwise than pursuant to Rule 144 under the U.S. Securities Act absent registration under the U.S. Securities Act or applicable state securities laws pursuant to an available exemption from such registration requirements, if the Special Warrant Agent and the Corporation are provided with an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to such effect; provided that the Special Warrant Certificate issued to the transferee shall bear such legend or legends as the Corporation may, on the advice of counsel, direct.

3.1.4	The transferee of any Special Warrant will, upon compliance with Section 3.1.2 hereof and all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the register of holders referred to in Section 3.1.1 hereof, or on any branch register of holders maintained pursuant to Section 3.1.8 hereof, as the owner of such Special Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Special Warrant, except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.1.5	The Corporation shall be entitled, and may direct the Special Warrant Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Special Warrant on the registers referred to in Section 3.1.1 hereof or on any branch register maintained pursuant to Section 3.1.8 hereof if such transfer would constitute a violation of the securities laws of any jurisdiction or the instruments, rules, regulations or policies of any regulatory authority (including any stock exchange upon which the Common Shares may listed and posted for trading) having jurisdiction.

3.1.6	Subject to applicable law, neither the Corporation nor the Special Warrant Agent will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Special Warrant, and may transfer any Special Warrant on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.1.7	The registers referred to in Section 3.1.1 hereof, and any branch register maintained pursuant to Section 3.1.8 hereof, will at all reasonable times be open for inspection by the Corporation, Canaccord Genuity and any Special Warrantholder. The Special Warrant Agent will from time to time when requested to do so in writing by the Corporation or any Special Warrantholder (upon payment of the reasonable charges of the Special Warrant Agent) furnish the Corporation or such Special Warrantholder with a list of the names and addresses of holders of Special Warrants entered on such registers and showing the number of Special Warrants held by each such holder.

3.1.8	The Corporation may at any time and from time to time change the place at which the registers referred to in Section 3.1.1 hereof are kept, cause branch registers of holders or transfers to be kept, in each case subject to the approval of the Special Warrant Agent, at other places and close such branch registers or change the place at which such branch registers are kept. Notice of all such changes or closures shall be given by the Corporation to the Special Warrant Agent, Canaccord Genuity and to the holders of Special Warrants.

3.2	Exchange of Special Warrant Certificates

3.2.1	One or more Special Warrant Certificates may at any time prior to the Release Deadline, on compliance with the reasonable requirements of the Special Warrant Agent, be exchanged for one or more Special Warrant Certificates of different denominations representing in the aggregate the same number of Special Warrants as the Special Warrant Certificate or Special Warrant Certificates being exchanged.

3.2.2	Special Warrant Certificates may be exchanged only at the principal office in Montreal, Quebec of the Special Warrant Agent, at the branch office in Toronto, Ontario or at any other place designated by the Corporation with the approval of the Special Warrant Agent.

3.2.3	Any Special Warrant Certificate tendered for exchange pursuant to this Section 3.2 shall be surrendered to the Special Warrant Agent and cancelled.

3.2.4	The Corporation will sign all Special Warrant Certificates in accordance with Section 2.7 hereof necessary to carry out exchanges pursuant to this Section 3.2 and such Special Warrant Certificates will be certified by the Special Warrant Agent.

3.2.5	Special Warrant Certificates exchanged for Special Warrant Certificates that bear any of the legends set forth in Section 2.6.2, 2.6.3 or 2.6.4 hereof shall, if applicable, bear the same legends.

3.3	Charges for Transfer or Exchange

A charge will be levied on a presenter of a Special Warrant Certificate pursuant to this Indenture for the transfer of any Special Warrant or the exchange of any Special Warrant Certificate.

3.4	Ownership of Special Warrants

3.4.1	The Corporation and the Special Warrant Agent may deem and treat the person in whose name any Special Warrant is registered as the absolute owner of such Special Warrant for all purposes, and such person will for all purposes of this Indenture be and be deemed to be the absolute owner thereof, and the Corporation and the Special Warrant Agent will not be affected by any notice or knowledge to the contrary, except as may otherwise be set forth herein or as required by statute or by order of a court of competent jurisdiction.

3.4.2	The registered holder of any Special Warrant will be entitled to the rights represented thereby free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly, and the issue and delivery to any such registered holder of the Underlying Securities issuable pursuant thereto will be a good discharge to the Corporation and the Special Warrant Agent therefor, and neither the Corporation nor the Special Warrant Agent will be bound to inquire into the title of any such registered holder.

4.	CONVERSION OF SPECIAL WARRANTS

4.1	Deemed Conversion of Special Warrants

4.1.1	Each Special Warrant shall be deemed exercised on behalf of, and without any required action on the part of, the holder thereof, only in the event the Release Event has occurred, at the earlier of:

(i)	the date which is three Business Days following the Qualification Date;

(ii)	three Business Days following the Release Event if the Release Event occurs following the Qualification Date; and

(iii)	the Qualification Deadline.

4.1.2	In the event that the Qualification Date has not occurred on or before March 31, 2012, each Special Warrant shall thereafter entitle the holder to receive upon deemed exercise, for no additional consideration, the Penalty Securities in addition to the Underlying Securities.

4.1.3	The Special Warrants shall not be deemed exercised prior to the Release Event occurring, regardless of whether the Underlying Securities have become qualified under the Qualification Prospectus or have become free trading as a result of the statutory hold period of four months and one day expiring.

4.2	Effect of Conversion

4.2.1	Upon the conversion of any Special Warrants in accordance with Section 4.1 hereof, the Warrants and Convertible Debentures thereby issuable will be deemed to have been issued, and the person or persons to whom such Warrants and Convertible Debentures are to be issued will be deemed to have become the holder or holders of record thereof, on the Conversion Date, unless the transfer registers maintained by or on behalf of the Corporation for the Warrants and Convertible Debentures are closed on that date, in which case such Warrants and Convertible Debentures will be deemed to have been issued, and such person or persons will be deemed to have become the holder or holders of record thereof, on the date on which such transfer registers are reopened, but such Warrants and Convertible Debentures will be issued on the basis of the number of Warrants and Convertible Debentures to which such person or persons were entitled on the Conversion Date.

4.2.2	Within three Business Days after the Conversion Date, the Special Warrant Agent shall mail to the person or persons in whose name or names the Special Warrants and Underlying Securities thereby issued have been issued, at the respective addresses thereof, or, if so specified, deliver to such person or persons at the place where a Special Warrant Certificate representing Special Warrants was surrendered, confirmation that the Underlying Securities were so issued.

4.2.3	If any Underlying Securities issuable pursuant to any Special Warrants are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder must pay to the Corporation an amount equal to any and all applicable exigible transfer taxes or other government charges, and neither the Corporation nor the Special Warrant Agent shall be required to issue or deliver any such Convertible Debentures and Warrants unless or until such amount has been so paid or the Special Warrantholder has established to the satisfaction of the Corporation in its discretion, acting reasonably, that such taxes and charges have been paid or that no such taxes or charges are owing.

4.3	No Fractional Units

4.3.1	The Corporation will not be obligated after the aggregation of the number of Underlying Securities to be issued to each holder of Special Warrants to issue any fraction of an Underlying Security on the conversion of Special Warrants. If a holder of Special Warrant would otherwise be entitled to a fractional Convertible Debenture or Warrant pursuant to the Special Warrants, the number of Underlying Securities to be issued shall be rounded down to the next whole number, and the holder of such Special Warrants shall not be entitled to any cash compensation in respect of such fraction.

4.3.2	For the purpose of Section 4.3.1, in the case of a holder of Special Warrants exercising Special Warrants represented by more than one Special Warrant Certificate, the fractional interest of such holder shall be the fractional interest of an Underlying Security such Special Warrantholder would otherwise be entitled to receive if the Special Warrants being exercised were represented by one Special Warrant Certificate.

4.4	Recording

The Special Warrant Agent will record the particulars of each Special Warrant converted, which particulars will include the name and address of each person to whom the Warrants and Convertible Debentures are thereby issued, the number of Warrants and Convertible Debentures so issued and the Conversion Date in respect thereof. Within three Business Days after each Conversion Date, the Special Warrant Agent will provide such particulars in writing to the Corporation.

4.5	Securities Restrictions

4.5.1	No Underlying Securities will be issued pursuant to the conversion of any Special Warrant if the issue of such Underlying Securities would constitute a violation of the securities laws of the applicable jurisdiction and, without limiting the generality of the foregoing, the certificates representing the Underlying Securities thereby issued will bear such legend or legends as may, in the opinion of Counsel to the Corporation, be necessary or advisable in order to avoid a violation of any securities laws of any jurisdiction or to comply with the requirements of any stock exchange on which the Common Shares are then listed, provided that if, at any time, in the opinion of Counsel to the Corporation, such legend or legends are no longer necessary or advisable in order to avoid a violation of any such laws or requirements, or the holder of any such legended certificate, at the expense thereof, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of Counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Warrants and Convertible Debentures in a transaction in which such legend or legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend or legends.

4.5.2	Certificates representing Convertible Debentures issued in the United States or to or for the account or benefit of a U.S. Person upon the conversion of Special Warrants shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF AMAYA GAMING GROUP INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY

APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS, IN THE CASE OF (C) OR (D) ABOVE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

Certificates representing Warrants issued in the United States or to or for the account or benefit of a U.S. Person upon the conversion of Special Warrants shall bear the following legend:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS WARRANT MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

provided, that if any of the Underlying Securities are being sold under clause (B) above, at a time when the Corporation is a “foreign issuer” as defined in Rule 902 of Regulation S, the legend set forth above, as applicable, may be removed by providing a declaration to the Corporation and its transfer agent in the form attached hereto as Schedule “C” (or as the Corporation may from time to time prescribe), and provided that the Corporation may at any time rescind this procedure for the removal of restrictive legends if it determines that this procedure no longer complies with applicable legal requirements;

provided further, that if any of the Underlying Securities are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend set forth above, as applicable, may be removed by delivery to the Corporation’s transfer agent of an opinion satisfactory to the Corporation to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

5.	DEPOSIT OF PROCEEDS AND CANCELLATION OF SPECIAL WARRANTS

5.1	Deposit of Proceeds in Trust

The parties acknowledge that the Offering Proceeds shall be deposited with the Special Warrant Agent and retained by the Special Warrant Agent in trust in accordance with the provisions of this Article 5. The Corporation acknowledges and agrees that it is a condition of the payment by the holders of Special Warrants of the Issue Price therefor that the Offering Proceeds shall be held in trust by the Special Warrant Agent in accordance with the provisions this Article 5.

5.2	Cancellation of Special Warrants

The Special Warrants will be cancelled in the event that the Escrowed Proceeds are returned to Special Warrantholders in accordance with the provisions of Section 8.1.

6.	INVESTMENT OF PROCEEDS AND PAYMENT OF INTEREST

6.1	Escrowed Proceeds to be Placed in Escrow

On the Closing Date and on the date of closing of any issuance of Special Warrants in accordance with the Over-Allotment Option, the Offering Proceeds shall be delivered to the Special Warrant Agent by wire transfer or certified cheque to be held and invested as provided herein. If the Release Conditions are satisfied prior to the Release Deadline, the Escrowed Proceeds, will be released to the Corporation in accordance with Article 7. If the Release Conditions are not satisfied prior to the Release Deadline, each holder of Special Warrants shall be entitled to receive from the Escrowed Proceeds the Issue Price per Special Warrant held plus their pro rata entitlement to earned interest (less any applicable withholding taxes) in accordance with Article 8. Earned interest shall be for the account of the Person entitled to receipt of the same as determined in Article 7 or Article 8, as the case may be, and such Person shall be responsible for any tax thereon. The Corporation represents to the Special Warrant Agent that any account to be opened by the Special Warrant Agent in connection with this Indenture, is not intended to be used by or on behalf of any Person other than the parties hereto and the Special Warrantholder.

6.2	Investment of Escrowed Subscription Funds

Until released in accordance with this Indenture, the Offering Proceeds shall be kept segregated in the records of the Special Warrant Agent and shall be deposited in one or more interest-bearing trust accounts to be maintained by the Special Warrant Agent in the name of the Special Warrant Agent at one or more banks listed in Schedule “D” to this Indenture (each such bank, an “Approved Bank”). The Special Warrant Agent shall pay to the Corporation interest at an annual rate which is equal to the prime rate of interest announced from time to time by The Bank of Nova Scotia on Canadian dollar loans made to its most credit worthy customers in Canada less 2%. Such payment obligation shall be calculated daily and paid to the account(s) within three (3) Business Days of each month-end. The Special Warrant Agent shall be entitled to retain for its own benefit, as partial compensation for its services hereunder, any amount of the interest earned on the Offering Proceeds that is not payable to the Corporation or the Underwriters pursuant to this section.

At any time and from time to time, the Corporation shall be entitled to direct the Special Warrant Agent by written notice (a) not to deposit any new amounts in any Approved Bank specified in the notice and/or (b) to withdraw all or any of the Escrowed Proceeds that may then be deposited with any Approved Bank specified in the notice and re-deposit such amount with one or more of such other Approved Banks as specified in the notice. With respect to any withdrawal notice, the Special Warrant Agent will endeavor to withdraw such amount specified in the notice as soon as reasonably practicable and the Corporation acknowledges and agrees that such specified amount remains at the sole risk of the Corporation prior to and after such withdrawal.

6.3	Segregation of Escrowed Subscription Funds and Earned Interest

The Escrowed Proceeds received by the Special Warrant Agent and any securities or other instruments received by the Special Warrant Agent upon the investment or reinvestment of such Escrowed Proceeds shall be received as agent for, and shall be segregated and kept apart by the Special Warrant Agent.

6.4	No Liability

All amounts held by the Special Warrant Agent pursuant to this Indenture shall be held by the Special Warrant Agent for the Corporation and the Underwriters, as the case may be, and the delivery of the Offering Proceeds to the Special Warrant Agent shall not give rise to a debtor-creditor or other similar relationship. The amounts held by the Special Warrant Agent pursuant to this Indenture are at the sole risk of the Corporation and, without limiting the generality of the foregoing, the Special Warrant Agent shall have no responsibility or liability for any diminution of the escrow amount which may result from any deposit made with an Approved Bank pursuant to Section 6.2 hereof, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The parties hereto acknowledge and agree that the Special Warrant Agent will have acted prudently in depositing the Escrowed Proceeds at any Approved Bank, and that the Special Warrant Agent is not required to make any further inquiries in respect of any such bank.

7.	RELEASE OF PROPERTY

7.1	Delivery of Release Notice

If prior to the Release Deadline, the Release Conditions are satisfied, the Corporation shall deliver to Canaccord Genuity the Release Notice executed by the Chief Executive Officer or the Chief Financial Officer of the Corporation on the closing date of the Acquisition, then the Underwriters shall forthwith acknowledge satisfaction of the

Release Conditions by countersigning the Release Notice, whereupon the Corporation shall (A) deliver such Release Notice and a direction in the form attached hereto as Schedule “E” to the Special Warrant Agent and (B) forthwith disclose by press release the satisfaction of the Release Conditions.

7.2	Automatic Exchange and Release of Funds

7.2.1	If the Release Conditions are satisfied prior to the Release Deadline and the Qualification Date occurs on or before March 31, 2012, each Special Warrantholder, as such holder appears in the register of the Special Warrant Agent, will become the holder of Convertible Debentures and Warrants in accordance with Section 4.1.1 on the basis of one (1) Convertible Debenture and fifty (50) Warrants for each Special Warrant held without the payment of any consideration or the undertaking of any further action (including the surrender of any Special Warrant Certificates) by such Special Warrantholder. Each Special Warrant Certificate shall thereafter represent an entitlement to receive a certificate or certificates evidencing the Convertible Debentures or Warrants issuable in respect of the Special Warrants formerly represented by each such Special Warrant Certificate held.

7.2.2	If the Release Conditions are satisfied prior to the Release Deadline and the Qualification Date does not occur on or before March 31, 2012, each Special Warrantholder, as such holder appears in the register of the Special Warrant Agent, will become the holder of Convertible Debentures and Warrants in accordance with Section 4.1.1 on the basis of one point one (1.1) Convertible Debenture and fifty-five (55) Warrants for each Special Warrant held, subject to Section 4.3 hereof, without the payment of any consideration or the undertaking of any further action (including the surrender of any Special Warrant Certificates) by such Special Warrantholder. Each Special Warrant Certificate shall thereafter represent an entitlement to receive a certificate or certificates evidencing the Convertible Debentures or Warrants issuable in respect of the Special Warrants formerly represented by each such Special Warrant Certificate held.

7.2.3	Conditional on the occurrence of the Release Event, the Corporation covenants in favour of the Special Warrant Agent, the Underwriters and the holders of the Special Warrants to pay all taxes exigible with respect to earned interest paid to the Corporation.

7.2.4	Upon receipt of a facsimile copy of the Release Notice executed in the manner provided therein, the Special Warrant Agent shall forthwith on the date that it receives the Release Notice, release the Escrowed Proceeds by wire transfer to the accounts and in the amounts indicated in the Release Notice. The Release Notice shall specify all amounts to be released and the payees. Any Release Notice delivered shall be received by the Special Warrant Agent no later than 9:00 a.m. (Montreal Time) on the day on which the Escrowed Proceeds are to be released. Any such Release Notice received by the Special Warrant Agent after 9:00 a.m. (Montreal Time) or received on a non Business Day shall be deemed to have been given prior to 9:00 a.m. on the next Business Day.

7.2.5	Subject to Sections 7.2.1 and 7.2.2, certificates, if any, representing the Convertible Debentures and Warrants issued shall be issued by the Special Warrant Agent commencing the second Business Day after the Conversion Date.

7.2.6	Effective after the issuance of Convertible Debentures and Warrants by the Corporation as contemplated in Section 7.2.5, and after the Special Warrant Agent acting on the Corporation’s behalf has mailed or delivered the certificate or certificates, if any, and has provided confirmation that Uncertificated Special Warrants have been issued, if any, representing such Convertible Debentures and Warrants, the Special Warrants relating thereto shall be void and of no value or effect.

8.	TERMINATION

8.1	Termination if the Release Conditions are Not Satisfied

8.1.1	If the Release Conditions are not satisfied on or before the Release Deadline, notwithstanding any other provision hereof:

a)	the Special Warrant Agent is hereby directed to and shall immediately after receipt of all necessary information with regards to the Special Warrantholder commence returning to the Special Warrantholders the Escrowed Proceeds (less any applicable withholding taxes);

b)	the subscription evidenced by each Special Warrant shall be automatically terminated and cancelled at the Release Deadline and each holder of Special Warrants shall be entitled after the Release Deadline, within three Business Days, to a cheque in the aggregate amount of (i) the Issue Price per Special Warrants held at the Release Deadline plus (ii) the holder’s pro rata entitlement to earned interest less any applicable withholding taxes. The amount paid to each holder under (i) and (ii) shall be satisfied by the Escrowed Proceeds. The Corporation shall be responsible for any short fall in the Escrowed Proceeds payable to Special Warrantholders;

c)	the obligation to make the payment in Section 8.1.1b) shall be satisfied by mailing payment by cheque payable to each of the Special Warrantholders at the address provided by Canaccord Genuity; and

d)	the agreements constituted by the Special Warrants and the rights and obligations of the Corporation and of the holders of the Special Warrants in respect thereof shall terminate and be cancelled and be of no further force or effect.

8.1.2	The performance by the Special Warrant Agent of its obligations under this Section 8.1 shall satisfy all of its obligations hereunder.

8.2	Termination of this Indenture

Immediately following the completion of all of the actions required under this Indenture, this Indenture shall terminate.

9.	RIGHTS OF THE CORPORATION AND COVENANTS

9.1	Optional Purchases by the Corporation

Subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, the Corporation may from time to time purchase by private contract or otherwise any of the Special Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Special Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. In the case of Certificated Special Warrants, Special Warrant Certificates representing the Special Warrants purchased pursuant to this Section 9.1 shall forthwith be delivered to and cancelled by the Special Warrant Agent. In the case of Uncertificated Special Warrants, the Special Warrants purchased pursuant to this Section 9.1 shall be reflected accordingly in accordance with procedures prescribed by the Depository under the book entry registration system. No Special Warrants shall be issued in replacement thereof.

9.2	General Covenants

The Corporation covenants with the Special Warrant Agent that so long as any Special Warrant remain outstanding:

9.2.1	it will use commercial best efforts to maintain its existence and carry on its business in the ordinary course;

9.2.2	it will use commercial best efforts to ensure that all Convertible Debentures, Warrants and Common Shares outstanding or issuable from time to time continue to be or are listed and posted for trading on the TSX Venture Exchange (or such other Canadian stock exchange acceptable to the Corporation), provided that this clause shall not be construed as limiting or restricting the Corporation to agree to a consolidation, amalgamation, arrangement, takeover bid or merger even if the consideration being offered are not securities that are so listed and posted for trading;

9.2.3	it will make all requisite filings under applicable Canadian and US securities legislation including those necessary to remain a reporting issuer not in default in each of the provinces and other jurisdictions where it is or becomes a reporting issuer;

9.2.4	it shall file in each province in which Special Warrants were sold a Qualification Prospectus qualifying the distribution of the Underlying Securities issuable on the deemed exercise of the Special Warrants within 80 days following the closing date of the offering; and

9.2.5	generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture.

9.3	Special Warrant Agent’s Remuneration and Expenses

The Corporation covenants that it will pay to the Special Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Special Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Special Warrant Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Special Warrant Agent hereunder shall be finally and fully performed. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Special Warrant Agent against unpaid invoices and shall be payable upon demand. This Section shall survive the resignation of the Special Warrant Agent and/or the termination of this Indenture.

9.4	Performance of Covenants by Special Warrant Agent

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Special Warrant Agent may notify the Registered Special Warrantholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it but, subject to Section 13.1, shall be under no obligation to perform said covenants or to notify the Registered Special Warrantholders of such performance by it. All sums expended or advanced by the Special Warrant Agent in so doing shall be repayable as provided in Section 9.3. No such performance, expenditure or advance by the Special Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

9.5	Enforceability of Special Warrants

The Corporation covenants and agrees that it is duly authorized to create and issue the Special Warrants to be issued hereunder and that the Special Warrants, when issued and Authenticated as herein provided, will be valid and enforceable against the Corporation in accordance with the provisions hereof and the terms hereof.

9.6	Contractual Right of Action for Rescission

The Corporation covenants with the Special Warrant Agent to provide a right of rescission to each Registered Special Warrantholder, as hereinafter set forth, which right shall be exercisable either by the Special Warrant Agent on behalf of a Registered Special Warrantholder at its direction or by a Registered Special Warrantholder directly.

In the event that a Registered Special Warrantholder, who acquires Underlying Securities upon exercise of the Special Warrants, as well as any Common Shares issued upon exercise of the Warrants or Convertible Debentures, is or becomes entitled under applicable Canadian securities laws to the remedy of rescission by reason of the Qualification Prospectus or any amendment thereto containing a misrepresentation, such holder shall be entitled to rescission not only of the holder’s exercise of its Special Warrants but also of the holder’s exercise of the Warrants and the Convertible Debentures and of the private placement transaction pursuant to which the Special Warrants were initially acquired, and shall be entitled in connection with such rescission to a full refund of all consideration paid to the Underwriters or the Corporation, as the case may be, on the acquisition of the Special Warrants and, if applicable, on the exercise of the Warrants or Convertible Debentures. In the event that such holder is a permitted assignee of the interest of the original subscriber, such permitted assignee shall be entitled to exercise the rights of rescission and refund granted hereunder as if such permitted assignee were such original subscriber. The foregoing is in addition to any other right or remedy available to a holder under section 130 of the Securities Act (Ontario), under the applicable provisions of the other Canadian securities laws or otherwise at law.

10.	ENFORCEMENT

10.1	Suits by Registered Special Warrantholders

All or any of the rights conferred upon any Registered Special Warrantholder by any of the terms of this Indenture may be enforced by the Registered Special Warrantholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Special Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Registered Special Warrantholders.

10.2	Suits by the Corporation

The Corporation shall have the right to enforce full payment of the price of all Special Warrants issued by the Special Warrant Agent to a Registered Special Warrantholder hereunder and shall be entitled to demand such payment from the Registered Special Warrantholder or alternatively to instruct the Special Warrant Agent to cancel the Special Warrant Certificates and amend the securities register accordingly.

10.3	Immunity of Shareholders, Etc.

The Special Warrant Agent and the Special Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, trustee, employee or agent of the Corporation or any successor Corporation on any covenant, agreement, representation or warranty by the Corporation herein.

10.4	Waiver of Default

Upon the happening of any default hereunder:

10.4.1	the Registered Special Warrantholders of not less than 51% of the Special Warrants then outstanding shall have power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Special Warrant Agent to waive any default hereunder and the Special Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

10.4.2	the Special Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Special Warrant Agent may deem advisable, on the advice of counsel, if, in the Special Warrant Agent’s opinion, based on the advice of counsel, the same shall have been cured or adequate provision made therefore;

provided that no delay or omission of the Special Warrant Agent or of the Registered Special Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Special Warrant Agent or of the Registered Special Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

11.	MEETINGS OF REGISTERED SPECIAL WARRANTHOLDERS

11.1	Right to Convene Meetings

The Special Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Special Warrantholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Corporation or by the Registered Special Warrantholders signing such Special Warrantholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Registered Special Warrantholders. If the Special Warrant Agent fails to so call a meeting within seven days after receipt of such written request of the Corporation or such Special Warrantholders’ Request and the indemnity and funding given as aforesaid, the Corporation or such Registered Special Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Montreal or at such other place as may be approved or determined by the Special Warrant Agent.

11.2	Notice

At least 21 days’ prior written notice of any meeting of Registered Special Warrantholders shall be given to the Registered Special Warrantholders in the manner provided for in Section 14.2 and a copy of such notice shall be sent by mail to the Special Warrant Agent (unless the meeting has been called by the Special Warrant Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Registered Special Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Section 11.2.

11.3	Chairman

An individual (who need not be a Registered Special Warrantholder) designated in writing by the Special Warrant Agent shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Registered Special Warrantholders present in person or by proxy shall choose an individual present to be chairman.

11.4	Quorum

Subject to the provisions of Section 11.11, at any meeting of the Registered Special Warrantholders a quorum shall consist of at least two Registered Special Warrantholders present in person or by proxy and entitled to purchase at least 10% of the aggregate number of Underlying Securities which could be acquired pursuant to all the then outstanding Special Warrants. If a quorum of the Registered Special Warrantholders shall not be present within thirty minutes from the time fixed for holding any meeting, the meeting, if summoned by Registered Special Warrantholders or on a Special Warrantholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Registered Special Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to acquire at least 10% of the aggregate number of Underlying Securities which may be acquired pursuant to all then outstanding Special Warrants.

11.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Registered Special Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6	Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

11.7	Poll and Voting

11.7.1	On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Registered Special Warrantholders acting in person or by proxy and entitled to acquire in the aggregate at least 5% of the aggregate number of Underlying Securities which could be acquired pursuant to all the Special Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.

11.7.2	On a show of hands, every person who is present and entitled to vote, whether as a Registered Special Warrantholder or as proxy for one or more absent Registered Special Warrantholders, or both, shall have one vote. On a poll, each Registered Special Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Special Warrant then held or represented by it. A proxy need not be a Registered Special Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Special Warrants, if any, held or represented by him.

11.8	Regulations

11.8.1	The Special Warrant Agent, or the Corporation with the approval of the Special Warrant Agent, may from time to time make and from time to time vary such regulations as it shall think fit for:

a)	the setting of the record date for a meeting for the purpose of determining Registered Special Warrantholders entitled to receive notice of and to vote at the meeting;

b)	the issue of voting certificates by any bank, trust company or other depository satisfactory to the Special Warrant Agent stating that the Special Warrant Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual bearers of the Special Warrant Certificates specified therein;

c)	the deposit of voting certificates and instruments appointing proxies at such place and time as the Special Warrant Agent, the Corporation or the Registered Special Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

d)	the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to the Corporation or to the Special Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

e)	the form of the instrument of proxy; and

f)	generally for the calling of meetings of Registered Special Warrantholders and the conduct of business thereat.

11.8.2	Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Registered Special Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 11.9), shall be Registered Special Warrantholders or proxies of Registered Special Warrantholders.

11.9	Corporation and Special Warrant Agent May be Represented

The Corporation and the Special Warrant Agent, by their respective directors, officers, agents, and employees and the counsel for the Corporation and for the Special Warrant Agent may attend any meeting of the Registered Special Warrantholders.

11.10	Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Registered Special Warrantholders at a meeting shall, subject to the provisions of Section 11.11, have the power exercisable from time to time by Extraordinary Resolution:

11.10.1	to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Registered Special Warrantholders or the Special Warrant Agent in its capacity as special warrant agent hereunder (subject to the Special Warrant Agent’s prior consent, acting reasonably) or on behalf of the Registered Special Warrantholders against the Corporation whether such rights arise under this Indenture or otherwise;

11.10.2	to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Registered Special Warrantholders;

11.10.3	to direct or to authorize the Special Warrant Agent, subject to Section 13.1.2 hereof, to enforce any of the covenants on the part of the Corporation contained in this Indenture or to enforce any of the rights of the Registered Special Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

11.10.4	to waive, and to direct the Special Warrant Agent to waive, any default on the part of the Corporation in complying with any provisions of this Indenture either unconditionally or upon any conditions specified in such Extraordinary Resolution;

11.10.5	to restrain any Registered Special Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Indenture or to enforce any of the rights of the Registered Special Warrantholders;

11.10.6	to direct any Registered Special Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Registered Special Warrantholder in connection therewith;

11.10.7	to assent to any change in or omission from the provisions contained in this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Special Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

11.10.8	with the consent of the Corporation, such consent not to be unreasonably withheld, to remove the Special Warrant Agent or its successor in office and to appoint a new special warrant agent or special warrant agents to take the place of the Special Warrant Agent so removed; and

11.10.9	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

11.11	Meaning of Extraordinary Resolution

11.11.1	The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter provided in this Section 11.11 and in Section 11.14, a resolution proposed at a meeting of Registered Special Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 11 at which there are present in person or by proxy Registered Special Warrantholders holding at least 10% of the aggregate number of Underlying Securities that could be acquired and passed by the affirmative votes of Registered Special Warrantholders holding not less than 66 2/3% of the aggregate number of Underlying Securities that could be acquired at the meeting and voted on the poll upon such resolution.

11.11.2	If, at the meeting at which an Extraordinary Resolution is to be considered, Registered Special Warrantholders holding at least 10% of the aggregate number of Underlying Securities that could be acquired are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Registered Special Warrantholders or on a Special Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 14 days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 14.2. Such notice shall state that at the adjourned meeting the Registered Special Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Registered Special Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 11.11.1 shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Registered Special Warrantholders entitled to acquire at least 10% of the aggregate number of Underlying Securities which may be acquired pursuant to all the then outstanding Special Warrants are not present in person or by proxy at such adjourned meeting.

11.11.3	Subject to Section 11.14, votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

11.12	Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Registered Special Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Registered Special Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

11.13	Minutes

Minutes of all resolutions and proceedings at every meeting of Registered Special Warrantholders shall be made and duly entered in books to be provided from time to time for that purpose by the Special Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

11.14	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Registered Special Warrantholders at a meeting held as provided in this Article 11 may also be taken and exercised by Registered Special Warrantholders holding at least 66 2/3% of the aggregate number of Underlying Securities that could be acquired by an instrument in writing signed in one or more counterparts by such Registered Special Warrantholders in person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

11.15	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 11 at a meeting of Registered Special Warrantholders shall be binding upon all the Special Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Registered Special Warrantholders in accordance with Section 11.14 shall be binding upon all the Special Warrantholders, whether signatories thereto or not, and each and every Special Warrantholder and the Special Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

12.	SUPPLEMENTAL INDENTURES

12.1	Provision for Supplemental Indentures for Certain Purposes

From time to time, the Corporation (when authorized by action of the directors) and the Special Warrant Agent may, subject to the provisions hereof and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

12.1.1	adding to the provisions hereof such additional covenants and enforcement provisions as, on the advice of counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Special Warrant Agent, relying on the advice of counsel, prejudicial to the interests of the Registered Special Warrantholders;

12.1.2	giving effect to any Extraordinary Resolution passed as provided in Section 11.11;

12.1.3	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Special Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Special Warrant Agent, relying on the advice of counsel, prejudicial to the interests of the Registered Special Warrantholders;

12.1.4	adding to or altering the provisions hereof in respect of the transfer of Special Warrants, making provision for the exchange of Special Warrants, and making any modification in the form of the Special Warrant Certificates which does not affect the substance thereof;

12.1.5	modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Special Warrant Agent, relying on the advice of counsel, such modification or relief in no way prejudices any of the rights of the Registered Special Warrantholders or of the Special Warrant Agent, and provided further that the Special Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Special Warrant Agent when the same shall become operative; and

12.1.6	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Special Warrant Agent, relying on the advice of counsel, the rights of the Special Warrant Agent and of the Registered Special Warrantholders are in no way prejudiced thereby.

12.2	Successor Entities

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to or with another entity (“successor entity”), the successor entity resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Special Warrant Agent and executed and delivered to the Special Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

13.	CONCERNING THE SPECIAL WARRANT AGENT

13.1	Rights and Duties of Special Warrant Agent

13.1.1	In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Special Warrant Agent shall exercise that degree of care, diligence and skill that a reasonably prudent special warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Special Warrant Agent from liability for its own negligent action, willful misconduct, bad faith or fraud under this Indenture.

13.1.2	The obligation of the Special Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Special Warrant Agent or the Registered Special Warrantholders hereunder shall be conditional upon the Registered Special Warrantholders furnishing, when required by notice by the Special Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Special Warrant Agent to protect and to hold harmless the Special Warrant Agent and its officers, directors, employees and agents, against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Special Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

13.1.3	The Special Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Registered Special Warrantholders, at whose instance it is acting to deposit with the Special Warrant Agent the Special Warrant Certificates held by them, for which Special Warrants the Special Warrant Agent shall issue receipts.

13.1.4	Every provision of this Indenture that by its terms relieves the Special Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation.

13.2	Evidence, Experts and Advisers

13.2.1	In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Special Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Special Warrant Agent may reasonably require by written notice to the Corporation.

13.2.2	In the exercise of its rights and duties hereunder, the Special Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Special Warrant Agent pursuant to a request of the Special Warrant Agent, provided that such evidence complies with Applicable Legislation and that the Special Warrant Agent complies with Applicable Legislation and that the Special Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

13.2.3

Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Special Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Special Warrant Agent take the action to be based thereon.

13.2.4	The Special Warrant Agent may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Special Warrant Agent.

13.2.5	The Special Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, engineer or other expert or adviser, whether retained or employed by the Corporation or by the Special Warrant Agent, in relation to any matter arising in the administration of the agency hereof.

13.3	Documents, Monies, etc. Held by Special Warrant Agent

13.3.1	Any monies, securities, documents of title or other instruments that may at any time be held by the Special Warrant Agent may be placed in the deposit vaults of the Special Warrant Agent or of any Canadian chartered bank listed in Schedule I of the Bank Act (Canada), or deposited for safekeeping with any such bank. Any monies held pending the application or withdrawal thereof under any provisions of this Indenture, shall be held, invested and reinvested amount in Permitted Investments as directed in writing by the Corporation. Permitted Investments shall be treasury bills guaranteed by the Government of Canada having a term to maturity not to exceed 90 days, or term deposits or bankers’ acceptances of a Canadian chartered bank having a term to maturity not to exceed 90 days, or such other investments that is in accordance with the Special Warrant Agent’s standard type of investments. Unless otherwise specifically provided herein, all interest or other income received by the Special Warrant Agent in respect of such deposits and investments shall belong to the Corporation.

13.3.2	Any written direction for the investment or release of funds received shall be received by the Special Warrant Agent by 9:00 a.m. (Montreal Time) on the Business Day on which such investment or release is to be made, failing which such direction will be handled on a commercially reasonable efforts basis and may result in funds being invested or released on the next Business Day.

13.3.3	The Special Warrant Agent shall have no responsibility or liability for any diminution of any funds resulting from any investment made in accordance with this Indenture, including any losses on any investment liquidated prior to maturity in order to make a payment required hereunder.

13.3.4	In the event that the Special Warrant Agent does not receive a direction or only a partial direction, the Special Warrant Agent may hold cash balances constituting part or all of such monies and may, but need not, invest same in its deposit department, the deposit department of one of its affiliates, or the deposit department of a Canadian chartered bank; but the Special Warrant Agent, its affiliates or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity.

13.4	Actions by Special Warrant Agent to Protect Interest

The Special Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Registered Special Warrantholders.

13.5	Special Warrant Agent Not Required to Give Security

The Special Warrant Agent shall not be required to give any bond or security in respect of the execution of the agency and powers of this Indenture or otherwise in respect of the premises.

13.6	Protection of Special Warrant Agent

By way of supplement to the provisions of any law for the time being relating to Special Warrant Agent it is expressly declared and agreed as follows:

13.6.1	the Special Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Special Warrant Certificates (except the representation contained in Section 13.8 or in the certificate of the Special Warrant Agent on the Special Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

13.6.2	nothing herein contained shall impose any obligation on the Special Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

13.6.3	the Special Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

13.6.4	the Special Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of its covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation; and

13.6.5	the Corporation hereby indemnifies and agrees to hold harmless the Special Warrant Agent, its affiliates, their current and former officers, directors, employees, agents, successors and assigns from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal fees and disbursements of whatever kind and nature which may at any time be imposed on or incurred by or asserted against the Special Warrant Agent arising from or out of any act, omission or error of the Special Warrant Agent, provided that the Corporation shall not be required to indemnify the Special Warrant Agent in the event of the negligence or willful misconduct of the Special Warrant Agent, and this provision shall survive the resignation or removal of the Special Warrant Agent or the termination or discharge of this Indenture.

Notwithstanding the foregoing or any other provision of this Indenture, any liability of the Special Warrant Agent shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Corporation to the Special Warrant Agent under this Indenture in the 12 months immediately prior to the Special Warrant Agent receiving the first notice of the claim. Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Special Warrant Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

13.7	Replacement of Special Warrant Agent; Successor by Merger

13.7.1	The Special Warrant Agent may resign its agency and be discharged from all further duties and liabilities hereunder, subject to this Section 13.7 by giving to the Corporation not less than 60 days’ prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Registered Special Warrantholders by Extraordinary Resolution shall have power at any time to remove the existing Special Warrant Agent and to appoint a new Special Warrant Agent. In the event of the Special Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Special Warrant Agent unless a new Special Warrant Agent has already been appointed by the Registered Special Warrantholders; failing such appointment by the Corporation, the retiring Special Warrant Agent or any Registered Special Warrantholder may apply to a judge of the Superior Court of the Province of Quebec on such notice as such judge may direct, for the appointment of a new Special Warrant Agent; but any new Special Warrant Agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Registered Special Warrantholders. Any new Special Warrant Agent appointed under any provision of this Section 13.7 shall be an entity authorized to carry on the business of a trust company in the Province of Quebec and, if required by the Applicable Legislation for any other provinces, in such other provinces. On any such appointment the new Special Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Special Warrant Agent hereunder.

13.7.2	Upon the appointment of a successor Special Warrant Agent, the Corporation shall promptly notify the Registered Special Warrantholders thereof in the manner provided for in Section 14.2.

13.7.3	Any Special Warrant Certificates Authenticated but not delivered by a predecessor Special Warrant Agent may be Authenticated by the successor Special Warrant Agent in the name of the predecessor or successor Special Warrant Agent.

13.7.4	Any corporation in to which the Special Warrant Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Special Warrant Agent shall be a party, or any corporation succeeding to substantially the corporate trust business of the Special Warrant Agent shall be the successor to the Special Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as successor Special Warrant Agent under Section 13.7.1.

13.8	Conflict of Interest

13.8.1	The Special Warrant Agent represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists between its role as a Special Warrant Agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its agency hereunder to a successor Special Warrant Agent approved by the Corporation and meeting the requirements set forth in Section 13.7.1. Notwithstanding the foregoing provisions of this Section 13.8.1, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Special Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

13.8.2	Subject to Section 13.8.1, the Special Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation without being liable to account for any profit made thereby.

13.9	Acceptance of Agency

The Special Warrant Agent hereby accepts the agency in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

13.10	Special Warrant Agent Not to be Appointed Receiver

The Special Warrant Agent and any person related to the Special Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

13.11	Special Warrant Agent Not Required to Give Notice of Default

The Special Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Special Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Special Warrant Agent and in the absence of any such notice the Special Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Special Warrant Agent to determine whether or not the Special Warrant Agent shall take action with respect to any default.

13.12	Anti-Money Laundering

13.12.1	Each party to this Indenture other than the Special Warrant Agent hereby represents to the Special Warrant Agent that any account to be opened by, or interest to be held by the Special Warrant Agent in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Special Warrant Agent’s prescribed form as to the particulars of such third party.

13.12.2	The Special Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Special Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Special Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the other parties to this Indenture, provided (i) that the Special Warrant Agent’s written notice shall describe the circumstances of such non-compliance; (ii) that if such circumstances are rectified to the Special Warrant Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

13.13	Compliance with Privacy Code

The Corporation acknowledges that the Special Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

13.13.1	to provide the services required under this Indenture and other services that may be requested from time to time;

13.13.2	to help the Special Warrant Agent manage its servicing relationships with such individuals;

13.13.3	to meet the Special Warrant Agent’s legal and regulatory requirements; and

13.13.4	if social insurance numbers are collected by the Special Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

The Corporation acknowledges and agrees that the Special Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Special Warrant Agent shall make available on its website or upon request, including revisions thereto. Further, the Corporation agrees that it shall not provide or cause to be provided to the Special Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless the Corporation has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

13.14	Securities Exchange Commission Certification.

The Corporation represents and warrants that it is not a “reporting issuer” in the United States and covenants that, in the event that it shall become a “reporting issuer” in the United States, the Corporation shall promptly deliver to the Special Warrant Agent an officers’ certificate (in a form provided by the Special Warrant Agent) certifying such “reporting issuer” status and other information as the Special Warrant Agent may require at such given time including the Central Index Key that has been assigned for filing purposes. The Corporation understands that the Special Warrant Agent is relying upon the foregoing representation, warranty and covenant in order to meet certain SEC obligations with respect to those clients who have reporting obligations in the United States.

14.	GENERAL

14.1	Notice to the Corporation and the Special Warrant Agent

14.1.1	Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Special Warrant Agent shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or telecopied:

a)	If to the Corporation:

Amaya Gaming Group Inc.

7600 TransCanada Highway

Pointe-Claire, QC H9R 1C8

Attention: Chief Financial Officer

Telecopy: (514) 744-5114

b)	If to Canaccord:

Canaccord Genuity Corp.

Brookfield Place

161 Bay Street, Suite 3000

P.O. Box 516, Toronto, ON M5G 2S1

Attention: Neil Johnson, Managing Director, Investment Banking

Telecopy: (416) 869-3876

c)	If to the Special Warrant Agent:

Computershare Trust Company of Canada

1500 University Street, 7th Floor

Montreal, QC H3A 3S8

Attention: General Manager, Corporate Trust

Telecopy: (514) 982-7677

and any such notice delivered in accordance with the foregoing shall be deemed to have been received and given on the date of delivery or, if mailed, on the fifth Business Day following the date of mailing such notice or, if telecopied, on the next Business Day following the date of transmission.

14.1.2	The Corporation or the Special Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in Section 14.1.1 of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Special Warrant Agent, as the case may be, for all purposes of this Indenture.

14.1.3	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Special Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed, as provided in Section 14.1.1, or given by telecopy or other means of prepaid, transmitted and recorded communication.

14.2	Notice to Registered Special Warrantholders

14.2.1	Unless otherwise provided herein, notice to the Registered Special Warrantholders under the provisions of this Indenture shall be valid and effective if delivered or sent by ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively received and given on the date of delivery or, if mailed, on the third Business Day following the date of mailing such notice. In the event that Special Warrants are held in the name of the Depository, a copy of such notice shall also be sent by electronic communication to the Depository and shall be deemed received and given on the day it is so sent.

14.2.2	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Registered Special Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to such Registered Special Warrantholders to the address for such Registered Special Warrantholders contained in the register maintained by the Special Warrant Agent or such notice may be given, at the Corporation’s expense, by means of publication in the Globe and Mail, National Edition, or any other English language daily newspaper or newspapers of general circulation in Canada, in each two successive weeks, and any so notice published shall be deemed to have been received and given on the latest date the publication takes place.

14.3	Ownership of Special Warrants

The Corporation and the Special Warrant Agent may deem and treat the Registered Special Warrantholders as the absolute owner thereof for all purposes, and the Corporation and the Special Warrant Agent shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Special Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. The receipt of any such Registered Special Warrantholder of the Underlying Securities which may be acquired pursuant thereto shall be a good discharge to the Corporation and the Special Warrant Agent for the same and neither the Corporation nor the Special Warrant Agent shall be bound to inquire into the title of any such holder except where the Corporation or the Special Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

14.4	Counterparts

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

14.5	Provisions of Indenture and Special Warrants for the Sole Benefit of Parties and Registered Special Warrantholders

Nothing in this Indenture or in the Special Warrants, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Registered Special Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Registered Special Warrantholders.

14.6	Severability

If, in any jurisdiction, any provision of this Indenture or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision will, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Indenture and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

14.7	Force Majeure

No party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

14.8	Assignment, Successors and Assigns

Neither of the parties hereto may assign its rights or interest under this Indenture, except as provided in Section 13.7 in the case of the Special Warrant Agent, or as provided in Section 12.2 in the case of the Corporation. Subject thereto, this Indenture shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

(Signatures appear on following page)

IN WITNESS WHEREOF the parties hereto have executed this Indenture of their proper officers in that behalf as of the date first written above.

AMAYA GAMING GROUP INC.

By:	(s) Daniel Sebag
Name: Daniel Sebag
Title: Chief Financial Officer

CANACCORD GENUITY CORP.

By:	(s) Neil Johnson
Name: Neil Johnson
Title: Managing Director

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	(s) Sophie Brault
Name: Sophie Brault
Title: Corporate Trust Officer

By:	(s) Fabienne Pinatel
Name: Fabienne Pinatel
Title: Corporate Trust Officer

SCHEDULE “A”

ESCROW RELEASE NOTICE

To:	Computershare Trust Company of Canada Canaccord Genuity Corp.

Re:	Special Warrant Indenture (the “Indenture”) dated January 17, 2012 between Amaya Gaming Group Inc. (the “Corporation”), Canaccord Genuity Corp. and Computershare Trust Company of Canada (the “Special Warrant Agent”)

The Corporation hereby certifies that prior to the Release Deadline, the Release Conditions have been satisfied, as per the terms of the Indenture.

The Corporation and Canaccord Genuity Corp. irrevocably instruct the Special Warrant Agent, forthwith upon receipt of this notice by facsimile, to deliver the Escrowed Proceeds in the following amounts to the following wire transfer accounts:

as to $[•], to: Amaya Gaming Group Inc.

[Account	Information]

as to $[•], to: Canaccord Genuity Corp.

[Account	Information]

All capitalized terms undefined herein have the meanings given to them in the Indenture.

DATED this             day of •, 2012.

AMAYA GAMING GROUP INC.

By:
•, •

- I -

The above confirmation and release and payment instructions are affirmed by the undersigned:

CANACCORD GENUITY CORP.

By:
Name:
Title:

- II -

SCHEDULE “B”

SPECIAL WARRANT CERTIFICATE

[TO BE INSERTED FOR CERTIFICATES ISSUED PRIOR TO THE QUALIFICATION DATE OR THE QUALIFICATION DEADLINE OCCURRING] UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE EFFECTIVE DATE].

[TO BE INSERTED FOR CERTIFICATES ISSUED IN THE UNITED STATES OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON] THIS SPECIAL WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES. THIS SPECIAL WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SPECIAL WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS SPECIAL WARRANT MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

Special Warrant Certificate No. ______	Representing ____________
CUSIP:	Special Warrants to acquire
ISIN:	Units

SPECIAL WARRANTS

of

AMAYA GAMING GROUP INC.

THIS IS TO CERTIFY THAT, for value received,             (the “holder”) is the registered holder of the number of Special Warrants (“Special Warrants”) specified above of Amaya Gaming Group Inc. (the “Corporation”) and is thereby entitled, without payment of any additional consideration, to be issued units (each a “Unit”) on the Conversion Date (as defined in the Special Warrant Indenture hereinafter referred to) on the basis of one Unit for each Special Warrant, subject to adjustment in accordance with the provisions of the Special Warrant Indenture, and subject to the limitation referred to below. Each Unit consists of a $1,000 par value of convertible unsecured subordinated debenture (the “Convertible Debentures”) and 50 common share purchase warrants (the “Warrants”). In the event that the Qualification Date (as defined in the Special Warrant Indenture hereinafter referred to) has not occurred on or before March 31, 2012, each Unit shall consist of 1.1 Convertible Debentures (an additional 0.1 of a

- III -

Convertible Debenture) and 55 Warrants (an additional 5 Warrants). Each Warrant will entitle the holder to purchase one Common Share of the Corporation at an exercise price of $3.00 at any time up to a period ending April 30, 2015.

This Special Warrant Certificate represents Special Warrants of the Corporation issued under the provisions of a special warrant indenture (which indenture, together with all instruments supplemental or ancillary thereto, is herein referred to as the “Special Warrant Indenture”) dated as of January 17, 2012, between the Corporation, Canaccord Genuity Corp. and Computershare Trust Company of Canada (the “Special Warrant Agent”). Reference is hereby made for particulars of the rights of the holders of the Special Warrants, the Corporation and the Special Warrant Agent in respect thereof and of the terms and conditions upon which the Special Warrants are issued and held, all to the same effect as if the provisions of the Special Warrant Indenture were herein set forth in full, to all of which the holder, by acceptance hereof, assents. In the event of a conflict between the provisions of this Special Warrant Certificate and the Special Warrant Indenture, the terms of the Special Warrant Indenture shall govern. The Corporation will furnish to the holder, on request, a copy of the Special Warrant Indenture.

On and after the date of any conversion of the Special Warrants represented by this Special Warrant Certificate, the holder will have no rights as a Special Warrantholder except to receive Warrants and Convertible Debentures issued upon the conversion thereof to such holder and as set forth in the Indenture.

The Special Warrants represented by this Special Warrant Certificate, and the Convertible Debentures and the Warrants to be issued upon conversion thereof have not been and will not be registered under the United States Securities Act of 1933, as amended, (the “U.S. Securities Act”) and the Special Warrants have been, and upon conversion thereof, the Convertible Debentures and Warrants, will be issued pursuant to exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws. Neither this Special Warrant nor any of the Warrants or Convertible Debentures may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement under the U.S. Securities Act relating to such security or (b) an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws, after providing a declaration and/or a legal opinion satisfactory to the Corporation confirming that such transfer is not subject to registration under the U.S. Securities Act and all applicable state securities laws. Each Special Warrant Certificate, and the certificates representing any Warrants and Convertible Debentures shall contain a legend on the face thereof, in the appropriate form prescribed under the Special Warrant Indenture, setting forth the restrictions on transfer referred to in this Section. The holder acknowledges and agrees that the Special Warrants represented by this Special Warrant Certificate constitutes, and any Warrants and Convertible Debentures issued upon conversion thereof, will constitute “restricted securities” under the U.S. Securities Act.

Any certificate issued at any time in exchange or substitution for any certificate bearing a restrictive legend shall also bear such legend unless in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to the Corporation), the securities represented thereby are not, at such time, required by law to bear such legend.

- IV -

No Convertible Debentures and Warrants will be issued pursuant to any conversion of any Special Warrant if the issue of such security would constitute a violation of the securities laws of the applicable jurisdiction.

The Special Warrant Indenture contains provisions making binding on all holders of Special Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by holders of a specified majority of all outstanding Special Warrants.

On presentation at the principal office of the Special Warrant Agent in Montreal, Quebec or the branch office of the Special Warrant Agent in Toronto, Ontario, subject to the provisions of the Special Warrant Indenture and on compliance with the reasonable requirements of the Special Warrant Agent, one or more Special Warrant Certificates may be exchanged at no cost to the holder for one or more Special Warrant Certificates of different denominations representing in the aggregate the same number of Special Warrants as the Special Warrant Certificate or Special Warrant Certificates being exchanged.

The Special Warrants represented by this Special Warrant Certificate may only be transferred, upon compliance with the conditions prescribed in the Special Warrant Indenture, on the register of transfers to be kept at the principal office of the Special Warrant Agent in Montreal, Quebec or the branch office of the Special Warrant Agent in Toronto, Ontario, by the holder or the executors, administrators or other legal representatives thereof or the attorney thereof appointed by an instrument in writing in form and executed in a manner satisfactory to the Special Warrant Agent and, upon compliance with such requirements and such other reasonable requirements as the Special Warrant Agent may prescribe, such transfer will be duly recorded on such register of transfers by the Special Warrant Agent. Notwithstanding the foregoing, the Corporation will be entitled, and may direct the Special Warrant Agent, to refuse to record any transfer of any Special Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction.

The holding of this Special Warrant Certificate will not constitute the holder a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as otherwise provided in the Special Warrant Indenture.

This Special Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Special Warrant Agent for the time being under the Special Warrant Indenture.

Time is of the essence hereof.

The Special Warrant Certificate will be construed and enforced in accordance with the laws prevailing in the Province of Quebec and the federal laws of Canada applicable therein and will be treated in all respects as a Quebec contract.

- V -

IN WITNESS WHEREOF THE CORPORATION has caused this Special Warrant Certificate to be signed by its officers or other individuals duly authorized in that behalf as of                     , 2012.

AMAYA GAMING GROUP INC.

By:

This Special Warrant Certificate is one of the Special Warrant Certificates referred to in the Special Warrant Indenture.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

Countersigned by the Special Warrant Agent as of this              day of                     , 2012.

- VI -

FORM OF TRANSFER

Computershare Trust Company of Canada

Amaya Gaming Group Inc.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to                                                                                                (print name and address) the Special Warrants represented by this Special Warrant Certificate and hereby appoints                                          as its attorney with full power of substitution to transfer the Special Warrants on the appropriate register of the Special Warrant Agent.

DATED this              day of                                 , 20        .

)
)
) Signature of Transferor
)
)
Signature Guaranteed	) Name of Transferor
)
)

CERTAIN REQUIREMENTS RELATING TO TRANSFERS

1.	In the case of any transfer of Special Warrants to a Person resident in, or otherwise subject to the securities laws of, any province or territory of Canada, either the transferee must be an “accredited investor” within the meaning of such applicable securities laws in Canada or the transfer must otherwise be exempt from the prospectus and registration requirements of applicable securities laws in Canada.

2.	The Special Warrant Indenture and the Special Warrant Certificate contain certain other requirements relating to the transfer of Special Warrants, including, among other things, a requirement in certain cases that a written opinion of U.S. counsel of recognized standing be delivered in connection with the transfer of Special Warrants.

3.	The signature of the transferor must correspond in every particular with the surname and the first name(s) or initials shown on the face of this certificate and the endorsement must be signature guaranteed, in either case, by a Canadian chartered bank, a major trust company in Canada, a firm which is a member of a recognized stock exchange in Canada, a national securities exchange in the United States, or the National Association of Securities dealers or a member of a recognized securities transfer agents medallion program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words “signature guarantee”, or “signature medallion guaranteed” and otherwise be in accordance with industry standards.

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SCHEDULE “C”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Computershare Trust Company of Canada

as registrar and transfer agent for the Special Warrants and Warrants and Convertible Debentures issuable upon conversion of the Special Warrants of Amaya Gaming Group Inc.

The undersigned (a) acknowledges that the sale of the securities of Amaya Gaming Group Inc. (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”) and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of The TSX Venture Exchange or any other designated offshore securities market as defined in Regulation S under the 1933 Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.

DATED this             day of             , 20        .

(Name of Seller)

By:
Name: •
Title: •

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SCHEDULE “D”

APPROVED BANKS

Bank	Relevant S&P Issuer Credit Rating (as at September 30, 2011)
Bank of Montreal	A+
Citibank NA	A+
Bank of America NA	A+
Harris Bancorp Inc.	A+
PNC Bank NA	A+
Canadian Imperial Bank of Commerce	A+
Bank of Scotland	A+
The Bank of Nova Scotia	AA-
Royal Bank of Canada	AA-
The Toronto-Dominion Bank	AA-

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SCHEDULE “E”

FORM OF DIRECTION

TO:	Computershare Trust Company of Canada (the “Special Warrant Agent”), as Special Warrant Agent under a Special Warrant Indenture with Canaccord Genuity Corp. and Amaya Gaming Group Inc. (the “Corporation”) and as warrant agent under a warrant indenture and as debenture agent under a debenture indenture with the Corporation.

This Irrevocable Direction is provided pursuant to a Special Warrant Indenture (the “Indenture”) dated January 17, 2012, between the Corporation, Canaccord Genuity Corp. and Computershare Trust Company of Canada (the “Special Warrant Agent”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Indenture.

The Special Warrant Agent is hereby irrevocably directed and authorized to issue and deliver on behalf of the Corporation certificates representing • Convertible Debentures and • Warrants to the Persons and according to the instructions set forth in Appendix I hereto to whom such Convertible Debentures and Warrants are to be issued and delivered following the satisfaction of the Release Conditions (which occurred on •, 2012), all as provided in Section 7.2 of the Indenture. We hereby confirm that the issue of these Convertible Debentures and Warrants has been duly authorized by all necessary corporate action.

DATED this              day of             , 2012.

AMAYA GAMING GROUP INC.

By:

By:

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Appendix I

CONVERTIBLE DEBENTURES ISSUED TO NON-U.S. PERSONS

Name and Address of Subscriber	Number of Convertible Debentures	Registration Instructions*

WARRANTS ISSUED TO NON-U.S. PERSONS

Name and Address of Subscriber	Number of Warrants	Registration Instructions*

*DELIVERY INSTRUCTIONS:

The certificates are to be delivered directly to the person(s) named and at the address(es) below on or before •, 2012 at:

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CONVERTIBLE DEBENTURES ISSUED IN THE UNITED STATES OR TO OR FOR

THE ACCOUNT OR BENEFIT OF U.S. PERSONS

Name and Address of Subscriber	Number of Convertible Debentures	Registration Instructions*

WARRANTS ISSUED IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS

Name and Address of Subscriber	Number of Warrants	Registration Instructions*

*DELIVERY INSTRUCTIONS AND LEGEND:

The certificates are to be delivered directly to the person(s) named and at the address(es) below. on or before •, 2012 at:

The certificates evidencing Convertible Debentures shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF AMAYA GAMING GROUP INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS, IN THE CASE OF (C) OR (D) ABOVE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY

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SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

The certificates evidencing Warrants shall bear the following legend:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS WARRANT MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

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